Q3 FY 2013 Earnings

Prepared Comments and Slides

August 13, 2013

Rob Eggers
Vice President, Investor Relations
Phone: 408-333-8797
reggers@brocade.com

John Noh
Senior Director, Public Relations
Phone: 408-333-5108
jnoh@brocade.com

NASDAQ: BRCD

Brocade Q3 FY 2013 Earnings    8/13/2013

Prepared comments provided by Rob Eggers, Investor Relations

Thank you for your interest in Brocade's Q3 Fiscal 2013 earnings presentation, which includes prepared remarks, safe harbor, slides, and a press release detailing fiscal third quarter 2013 results. The press release, along with these prepared comments and slides, has been furnished to the SEC on Form 8-K and has been made available on the Brocade Investor Relations website at www.brcd.com. The press release will be issued subsequently via Marketwired.

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Brocade Q3 FY 2013 Earnings    8/13/2013

Cautionary Statements and Disclosures

Please see risk factors on Form 10-Q and Form 10-K filed with the SEC

This presentation, with prepared remarks, includes forward-looking statements regarding Brocade's financial results, plans, guidance, strategy and business outlook, organizational changes and alignment, reductions on spending, tax rate, cash, OEM inventory, OEM partnerships, as well as Europe economic outlook, worldwide SAN and Ethernet fabric demand, U.S. federal spending and order flow, customer segment uncertainty, and IT spending, which are only predictions and involve risks and uncertainties such that actual results may vary significantly. These and other risks are set forth in more detail in our Form 10-K for the fiscal year ended October 27, 2012 and our Form 10-Q for the fiscal quarter ended April 27, 2013. These forward-looking statements reflect beliefs, assumptions, outlook, estimates, and predictions as of today, and Brocade expressly assumes no obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

In addition, this presentation includes various third-party estimates regarding the total available market and other measures, which do not necessarily reflect the views of Brocade. Further, Brocade does not guarantee the accuracy or reliability of any such information or forecast.

Certain financial information is presented on a non-GAAP basis. Management believes that non-GAAP financial measures used in this presentation allow stakeholders to gain a better understanding of Brocade's comparative operating performance both from period to period, and to its competitors' operating results. Management also believes these non-GAAP financial measures help indicate Brocade's baseline performance before gains, losses or charges that are considered by management to be outside of ongoing operating results. Accordingly, management uses these non-GAAP financial measures for planning and forecasting of future periods and in making decisions regarding operations performance and the allocation of resources. The most directly comparable GAAP information and a reconciliation between the non-GAAP and GAAP figures are provided in the accompanying press release, which has been furnished to the SEC on Form 8-K and posted on Brocade's website, and is included in the appendix in this presentation.

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Brocade Q3 FY 2013 Earnings    8/13/2013

Agenda

Prepared comments followed by live Q&A call

Lloyd Carney
CEO

Dan Fairfax
CFO

Today’s prepared comments include remarks by Lloyd Carney, Brocade CEO, regarding the company’s quarterly results, its strategy, and a review of operations, as well as industry trends and market/technology drivers related to its business; and by Dan Fairfax, Brocade CFO, who will provide a financial review.

A management discussion and live question and answer conference call will be webcast at
2:30 p.m. PT on August 13 at www.brcd.com and will be archived on the Brocade Investor Relations website.

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Brocade Q3 FY 2013 Earnings    8/13/2013

Prepared comments provided by Lloyd Carney, CEO

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Brocade Q3 FY 2013 Earnings    8/13/2013

Q3 13 Executive Summary

Includes non-GAAP* results

OVERALL RESULTS

- $537M revenue, down 3% Yr./Yr.
- $0.26 GAAP EPS, up 179% Yr./Yr.
- $0.19 non-GAAP EPS, up 32% Yr./Yr.
- 65.6% non-GAAP gross margin, up 190 basis points Yr./Yr.
- 21.6% non-GAAP operating margin, up 210 basis points Yr./Yr.

QUARTER HIGHLIGHTS

- Storage market improving
- Brocade VDX switch revenue growth of 80%+ Yr./Yr.
- Significant new go-to-market partners in software networking
- On track to realize $100M in annualized savings by Q2 14
- Repurchased more than $100M of common stock

*Non-GAAP, please see GAAP reconciliation in appendix

This was a solid quarter for Brocade. Revenue came in above our guidance range and we exceeded our expectations for non-GAAP operating margin, non-GAAP EPS, and cash flow. Revenue in the third quarter was $537 million, down 3% from Q3 12 and down slightly sequentially.

The storage market is recovering more quickly than we had expected, following a challenging second quarter. This improving storage environment, coupled with continued strong adoption of Gen 5 Fibre Channel, resulted in SAN product revenue in the quarter that surpassed our expectations. The storage market continues to be softer than it was a year ago, but we are receiving positive indications from our partners that end-user demand is improving.

Although IP Networking product revenue was up slightly sequentially, it was short of our expectations for the quarter. Our Federal sales were disappointing, as certain deals did not close as a result of the challenging federal environment. On the positive side, Brocade VDX switch revenue grew nicely in the quarter and we continue to be on track to reach our goal of an annualized run-rate of $100 million revenue in Q4 13. We continue to believe that Ethernet fabrics represent an exciting opportunity for Brocade and a significant differentiator of our product portfolio for data center networking. We have also seen a significant increase in customer wins, network function virtualization evaluations, and trial activities with our software networking solutions.

From an expense management perspective, we are making great progress towards our goal of reducing annual spending by $100 million by February 2014. Our company-wide effort has resulted in annualized savings of more than $60 million since Q1 13. The lower spending and improved operating margin performance contributed to Q3 GAAP EPS of $0.26, up $0.17 Yr./Yr., and non-GAAP EPS of $0.19 in the quarter, up $0.05 Yr./Yr., which exceeded expectations.

In addition, we have recognized a $76.8 million gain during the quarter related to a settlement with A10 Networks of a long-standing lawsuit. This one-time gain has been excluded from our non-GAAP results in the quarter.
Finally, we repurchased more than $100 million in common stock, or approximately 18 million shares, during the third quarter. This was the largest repurchase of stock for Brocade within a single quarter since Q4 11 and demonstrates both strong cash flow and a commitment to returning cash to our shareholders.

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Brocade Q3 FY 2013 Earnings    8/13/2013

SAN Business Highlights

MARKET RECOVERY

- SAN revenue exceeded outlook
- Storage market recovery ahead of expectations
- OEM inventories reduced Qtr./Qtr.

MARKET FUNDAMENTALS

Petabytes Shipped
Forecast
38% CAGR (2012–17)
28,112
39,102
53,597
73,540
100,136
138,841
2012
2013E
2014E
2015E
2016E
2017E

- Demand for storage capacity expected to grow 38% per year over the next five years
- Growth in data and migration to new technologies driving demand

MARKET ADOPTION

Brocade
GEN 5
Fibre Channel

- Gen 5 was 64% of director and switch revenue in Q3
- Gen 6 industry standards and internal development continue

Source: IDC, May 2013, Worldwide Enterprise Storage Systems, Table 11

Turning to business highlights in storage area networking, SAN product revenue was $314 million in Q3, down 2% Yr./Yr. and down 2% Qtr./Qtr. We are seeing a rebound occurring in the broader storage market and believe that the recovery will strengthen for the remainder of this calendar year. In addition to our better-than-expected SAN revenue, OEM inventory was lower exiting the quarter, which is an indicator of improving end-user demand.
We continue to view the long-term SAN market fundamentals as intact, in spite of a continuing soft storage market in the near term. Storage capacity expansion is a major pain point for IT organizations as they manage the ever-increasing growth of data. In fact, IDC estimates that demand for storage capacity is expected to grow at a CAGR of 38% over the next 5 years. In response to this and other market conditions, we are seeing rapid industry adoption of our Gen 5 (16 Gbps) Fibre Channel, which now represents 64% of total SAN director and switch revenue. Fibre Channel technology offers significant advantages in terms of performance and reliability, particularly with the continuing migration to high-density server virtualization and cloud computing. Our innovative Fibre Channel solutions solidify our substantial lead over competitive offerings in this market. Our development is underway for Gen 6 (32 Gbps+) and customer interest for this technology is high.

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Brocade Q3 FY 2013 Earnings    8/13/2013

IP Networking Business Highlights

QUARTER RESULTS

- $134M product revenue, down 8% Yr./Yr. and up 1% Qtr./Qtr.
- Lower Federal sales in a challenging spending environment
- Non-Federal revenue up 3% Yr./Yr. and up 3% Qtr./Qtr.
- Brocade VDX switch revenue grew 80%+ Yr./Yr., now at $80M+ run-rate

HIGHLIGHTS

- Brocade MLX and MLXe 100 GbE certification by U.S. Department of Defense
- 400,000 Brocade VDX switch ports shipped to date
- New go-to-market partners for Brocade vRouter

rackspace HOSTING

amazon web services™

*Non-GAAP, please see GAAP reconciliation in appendix

IP Networking product revenue was $134 million, down 8% Yr./Yr. and up 1% Qtr./Qtr. A key factor in the lower year-over-year revenue was lower-than-expected Federal sales, which were down approximately $14M Yr./Yr. While we believe that many of the federal deals in our sales funnel have funding, federal agencies have been slower in spending their budgets this year. We anticipate that we will see higher sales in the fourth fiscal quarter, which coincides with the U.S. government fiscal year end. Further, we are expanding our public sector reach by continuing to diversify our sales into a broader set of federal programs in defense, intelligence and civilian agencies. We were pleased to announce that the Brocade MLX and MLXe 100 Gigabit Ethernet networking solutions were approved for the U.S. Department of Defense Unified Communications Product List this past quarter. These are the first 100 Gigabit Ethernet solutions to receive this certification, opening up new opportunities for Brocade in the federal market.
Moving to the data center IP business, Brocade VDX switch revenue showed continued strong growth in Q3, increasing by over 80% year-over-year. With an annualized run-rate of over $80 million revenue in Q3, we are on pace to reach our goal of $100 million run-rate in Q4 13. To date we have shipped more than 400,000 Brocade VDX switch ports to our customers, helping to establish Brocade as a leader in this exciting new market.
Ethernet fabrics provide an ideal network architecture to fully leverage the benefits that software can offer in highly-virtualized and cloud-enabled environments. Brocade continues to be a leader in software-defined networking (SDN) with significant investment in our technology and product portfolio. As proof of the benefits of our advanced software capabilities, during the third quarter the Brocade vRouter was launched in the Rackspace Open Cloud, enabling Rackspace customers to deploy easy-to-configure advanced virtual networking and virtual firewall capabilities. The Brocade vRouter is also available in the Amazon Web Services (AWS) GovCloud. These new AWS cloud services are designed to help U.S. government agencies and contractors move more sensitive workloads to the cloud.

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Brocade Q3 FY 2013 Earnings    8/13/2013

Executing on a Focused Strategy

BUSINESS STRATEGY

300
320
340
NW
20
40
NE

- Focus first on data center networking – SAN, Ethernet fabrics, and SDN
- Make targeted investments in key campus opportunities, such as public sector
- Align organization and resources around this strategy

MARKET VALIDATION

IDC

INFONETICS RESEARCH

- Extensive discussions with customers, partners, and investors
- #2 market share position in data center networking: IDC
- #2 position in Enterprise Networking & Communication vendor scorecard: Infonetics

SHAREHOLDER VALUE

4000
3500
3000
2500

- Increased non-GAAP EPS Yr./Yr. for eight consecutive quarters
- More than $60M reduction in annualized spending
- Efficiency improvements driving strong cash flow
- Repurchased $187M in stock through Q3 13

As we have stated, our strategy is to first focus on data center networking. Within this space, we are prioritizing markets in which we can be most successful and where we can hold a leading market share position of meaningful size. Specifically, we will continue to invest in maintaining our considerable installed base in SAN, and growing our footprint in data center IP and emerging technologies, such as software networking. We will also make targeted investments in campus networking where price-performance and ease of use are the value drivers for this market. We believe that this strategy will best leverage our core competencies, product strengths, and competitive positioning. According to IDC, Brocade holds the number two position in worldwide market share in data center networking. Our investments in technologies, such as Ethernet fabrics, 40/100 GbE, SAN innovations, and SDN, will provide additional opportunities for market share gains.

Beyond market share, Brocade is also tied for the number two position in Infonetics' recent Enterprise Networking and Communication vendor scorecard. This ranking takes into consideration a diverse set of factors, such as market share, innovation, financial stability, product reliability, and service and support. Our positioning speaks to the overall strength of our business on many of the key fronts that will ensure our growth and success in the years to come.

On the operational front, we are focusing on improving our profitability and maximizing our return on investment. We will continue our on-going efforts to reduce our annualized spending by $100 million. To date, we have cut expenses across our organization in non-strategic areas and have put additional processes in place to ensure we are spending at the right level to support the company's strategic initiatives. For example, we have eliminated some broader marketing programs and events, aligned the product roadmap to our focused strategy, reduced capital expenditures, and have placed increased scrutiny on headcount replacements. As such, we achieved nearly $15 million savings in operating expenses in Q3 and have reduced by more than $2 million in spending above the line that has benefited both our product and services gross margins. Using Q1 13 as a baseline, this has resulted in annualized savings of more than $60 million and contributed to year-over-year growth in EPS in Q3.

We remain committed to a regular share-repurchase program with the goal of reducing the number of shares outstanding. During the quarter we repurchased more than $100 million of common stock bringing our total to $187 million of stock through Q3 of this fiscal year. This demonstrates both strong cash flow and a commitment to returning cash to our shareholders. At the end of Q3 13 we had $361 million remaining of the Board-authorized share-repurchase program.

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Brocade Q3 FY 2013 Earnings    8/13/2013

Q3 FY13 Summary

- Exceeded our guidance for revenue, profitability, and cash flow
- Strong growth Yr./Yr. in Brocade VDX switch revenue
- Significant progress towards $100M spending-reduction goal
- More to come at Analyst & Technology Day on Sept. 25

In closing, Q3 was a solid quarter in which we exceeded our guidance for revenue, profitability, and cash flow. The storage market is showing encouraging signs of recovery and our progress in Ethernet fabrics is on track with our goal. We are making great strides on our spending-reduction initiatives and I am encouraged by both the amount of savings as well as how quickly we have been able to realize these benefits in our financial results.

At our Analyst and Technology Day event on September 25, we will provide additional details about our progress and take you through an updated financial model, as well as our market opportunity assessment. I encourage you to attend in person or participate virtually, and look forward to speaking with you soon.

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Brocade Q3 FY 2013 Earnings    8/13/2013

Prepared comments provided by Dan Fairfax, CFO

© 2013 Brocade Communications Systems, Inc.     Page 11 of 24

Brocade Q3 FY 2013 Earnings    8/13/2013

Key Financial Metrics

	Q3 12	Q4 12	Q1 13	Q2 13	Q3 13	Q3 13 Qtr./Qtr.	Q3 13 Yr./Yr.
Revenue	$555M	$578M	$589M	$539M	$537M	-0.4%	-3%
SAN product revenue	$321M	$339M	$362M	$319M	$314M	-2%	-2%
IP Networking product revenue	$146M	$152M	$141M	$133M	$134M	+1%	-8%
Global Services revenue	$88M	$87M	$86M	$87M	$89M	+2%	+1%
Non-GAAP gross margin*	63.7%	64.8%	66.0%	65.1%	65.6%	+0.5 pts	+1.9 pts
Non-GAAP operating margin*	19.5%	22.5%	23.5%	19.0%	21.6%	+2.6 pts	+2.1 pts
GAAP EPS—diluted	$0.09	$0.11	($0.05)	$0.10	$0.26	+156%	+179%
Non-GAAP EPS—diluted*	$0.14	$0.17	$0.21	$0.17	$0.19	+14%	+32%
Operating cash flow	$113M	$210M	$59M	$120M	$102M	-15%	-10%
Net cash/(net debt)(1)	($54M)	$108M	$78M	$159M	$186M	+17%	N/A

1) Q1 2013 excludes restricted cash of $312M and 2018 notes of $300M that have been called and were redeemed on February 21, 2013

*Non-GAAP, please see GAAP reconciliation in appendix

In Q3 13 Brocade reported revenue of $537 million, a decrease of 3% Yr./Yr. and slightly down sequentially. As we look at our business by reporting segment, Q3 SAN product revenue was $314 million, a decrease of 2% Yr./Yr. primarily due to order-rate softness in the storage array market that impacted some of our OEM partners in first half calendar 2013. SAN product revenue was down 2% sequentially, which is typical in our seasonally softer third quarter. SAN product revenue represented 59% of total revenue, unchanged quarter-over-quarter and slightly higher than 58% reported in Q3 12.

Revenue from our IP Networking products was $134 million, down 8% Yr./Yr. and up 1% sequentially. The year-over-year decline was due to lower Federal revenue. At the beginning of the quarter, we had anticipated more federal deals to close and ship, as is typical in our fiscal third quarter. But within the current challenging federal environment and sequester, orders for some funded projects were delayed and did not close during the quarter. Non-Federal revenue was 3% higher both year-over-year and quarter-over-quarter. IP Networking product revenue represented 25% of total revenue in Q3, flat from Q2 13 and down slightly from 26% in Q3 12.

Q3 Global Services revenue was $89 million, up slightly year-over-year and sequentially. Our Global Services revenue represented 16% of total Q3 revenue, relatively unchanged quarter-over-quarter and year-over-year.

Non-GAAP gross margin was 65.6% in Q3, up 190 basis points from Q3 12 and up 50 basis points from Q2 13. The year-over-year improvement in gross margin was due primarily to a more favorable mix within our Ethernet product sales, a higher percentage of SAN products in our overall revenue, and lower spending. Non-GAAP operating margin was 21.6% in Q3, up 210 basis points from Q3 12 and up 260 basis points Qtr./Qtr., due to improved gross margins and lower spending.

GAAP diluted EPS was $0.26 and non-GAAP diluted EPS was $0.19 in the quarter, up from $0.09 and $0.14 in Q3 12 respectively. During the quarter, we agreed to a litigation settlement with A10 Networks that resulted in a one-time gain of $76.8 million. We have excluded that gain from our non-GAAP results. We also saw a benefit in our Q3 tax rate from the favorable results from closing various tax audits and assessments, which increased our EPS by approximately $0.02 in the quarter. The resulting effective GAAP tax rate was 16.3% and the effective non-GAAP tax rate was 18.2% in Q3.

We generated $102 million in operating cash flow during Q3, down 10% Yr./Yr. and down 15% Qtr./Qtr. Weighted average diluted shares outstanding in Q3 was 461 million and the company repurchased 18 million shares for $101 million at an average price of $5.64 during the quarter.

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Brocade Q3 FY 2013 Earnings    8/13/2013

Total SAN Business Revenue

Product and Global Services Split
$377.6
$394.3
$416.9
$374.4
$369.2
$56.1
$55.4
$55.2
$55.3
$55.2
$321.5
$338.8
$361.7
$319.1
$314.1
Global Services
Products
Millions ($)
Q3 12
Q4 12
Q1 13
Q2 13
Q3 13

Product Split Detail
377.6
$394.3
$416.9
$374.4
$369.2
$56.1
$55.4
$55.2
$55.3
$55.2
$49.3
$45.5
$45.6
$38.9
$42.6
$137.3
$148.4
$168.6
$140.8
$147.4
$134.9
$144.9
$147.5
$139.4
$124.1
Global Services
Server
Switch
Director
Millions ($)
Q3 12
Q4 12
Q1 13
Q2 13
Q3 13

Note: Above Global Services revenue includes only SAN-based support and services

Turning to our total SAN business, including hardware and SAN-based support and services, Q3 revenue was $369.2 million, down 2% from Q3 12 and 1% sequentially.

During the quarter, our OEM partners saw some improvement in their storage business, driven by strengthening end-user demand that occurred earlier than we had anticipated. The sequential decline in SAN revenue for Q3 is in line with typical seasonality for the quarter. We saw the expansion of our Gen 5 (16 Gbps) Fibre Channel product revenue as more of our customers continued to upgrade their networking infrastructure. In Q3, our Gen 5 products represented 64% of director and switch revenue compared with 52% in Q2 13 and 29% in Q3 12. The sequential increase in Gen 5 revenue contribution was due in part to the ramp of the new Brocade 6520 96-port switch.

SAN product revenue was $314.1 million in the quarter, down 2% Yr./Yr. and 2% sequentially. In looking at the SAN product families, director revenue was down 8% Yr./Yr. and 11% sequentially, while switch revenue was up 7% Yr./Yr. and 5% Qtr./Qtr. Our Server product group, including embedded switches and server adapter products, posted revenue of $42.6 million, down 14% Yr./Yr. and up 9% Qtr./Qtr. The Server product group is correlated to bladed server chassis sold through our OEM partners.

SAN-based support and services revenue was $55.2 million in the quarter, down slightly Yr./Yr. and relatively flat quarter-over-quarter.

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Brocade Q3 FY 2013 Earnings    8/13/2013

Total IP Networking Business Revenue

Product and Global Services Split

$177.8
$184.1
$171.8
$164.4
$167.3
$31.9
$31.8
$31.3
$31.8
$33.4
$145.8
$152.3
$140.5
$132.7
$133.9
Global Services
Products
Millions ($)
Q3 12
Q4 12
Q1 13
Q2 13
Q3 13

Product Split Detail

$177.8
$184.1
$171.8
$164.4
$167.3
$31.9
$31.8
$31.3
$31.8
$33.4
$10.3
$11.5
$18.8
$10.3
$13.4
$48.8
$53.2
$52.5
$57.3
$42.3
$86.7
$87.7
$69.3
$65.1
$78.3
Global Services
Other
Routing
Ethernet Switch
Millions ($)
Q3 12
Q4 12
Q1 13
Q2 13
Q3 13

Note: Above Global Services revenue includes only IP Networking-based support and services

Moving on to our total IP Networking business, including hardware and support, Q3 revenue was $167.3 million, down 6% Yr./Yr. and up 2% sequentially.

Q3 IP Networking product revenue was $133.9 million, down 8% Yr./Yr. and up 1% Qtr./Qtr. As we look at the product splits for IP Networking in the quarter, we saw good quarter-over-quarter performance for our Ethernet switch products. Ethernet switch products, which include products for the data center and campus LAN environments, generated $78.3 million in revenue, up 20% Qtr./Qtr. This was primarily due to higher Brocade VDX switch revenue as well as increased sales of Brocade ICX switches into non-Federal accounts in the Americas. Ethernet switch revenue was down 10% Yr./Yr., as a result of lower Federal revenue. Estimated Federal revenue was $19.9 million in the quarter, down 42% Yr./Yr. and down 5% Qtr./Qtr.

Routing revenue of $42.3 million was down 13% Yr./Yr. and 26% sequentially. The decrease in routing revenue was driven by lower orders from service providers as well as enterprise customers. Other IP Networking revenue of $13.4 million was up 29% Yr./Yr. and 30% Qtr./Qtr. on increased Brocade ADX application delivery switches and converged network adapter sales. IP Networking-based support and services revenue was $33.4 million in the quarter, up 5% Yr./Yr. and 5% sequentially.

As we mentioned last quarter, our IP Networking strategy is to be more focused on opportunities in the data center and public sector, including federal. In the future, we will provide some color of this view of the business using our sales funnel to give insight into how we are performing in these key customers and verticals. Historically, our data center customers, including all verticals, have represented approximately 40-50% of our IP Networking business in our sales funnel. The rest of the customer split would include service provider transport customers as well as enterprise campus accounts. As we look at the business from a vertical perspective, the public sector, which includes federal, other government entities including state and local, as well as education, has represented approximately 25-35% of our business. Other verticals, such as services, communications, banking, health care, and others would represent the rest of the business from this perspective. We will spend some time at our upcoming Analyst Day talking about the opportunities for these customers and verticals, our recent performance, and plans for the next two to three years.

From a geographic viewpoint for IP Networking, the U.S. (excluding federal), APAC and Japan regions each grew at least 7% Yr./Yr., while the EMEA region was down 6%. On a sequential basis, the U.S. region was up 20% and the EMEA, APAC, and Japan regions were each lower.

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Brocade Q3 FY 2013 Earnings    8/13/2013

Revenue: Routes to Market, 10% Customers, Geographic Splits

Routes to Market
33%
35%
33%
34%
34%
12%
19%
21%
21%
19%
55%
46%
46%
45%
47%
Channel/Direct
Other OEM
10% Customers
Q3 12
Q4 12
Q1 13
Q2 13
Q3 13

Geographic Split
64%
63%
62%
58%
61%
36%
37%
38%
42%
39%
Domestic
International
Q3 12
Q4 12
Q1 13
Q2 13
Q3 13

In Q3, three of our customers (EMC, HP , and IBM) each contributed at least 10% of the total company revenue. Our 10% customers collectively contributed 47% of revenue in Q3, up slightly from 45% in Q2 13 and down from 55% in Q3 12 when HDS was also a 10% customer. All other OEMs represented 19% of revenue in Q3, down from 21% from Q2 13 and up from 12% in Q3 12 when HDS was a 10% customer. Channel and direct routes to market contributed 34% of revenue in Q3, flat from Q2 13 and up from 33% in Q3 12.

The mix of business based on ship-to location was 61% domestic and 39% international in the quarter, a lower domestic split compared with 64% in Q3 12, reflecting lower IP Networking revenue sold into the U.S. federal market during Q3 13. Overall revenues in the Americas (including Canada/South America) as well as Japan were lower year-over-year, while EMEA and APAC were both higher. Since some of our OEMs take delivery of our products domestically and then ship internationally to their end-users, the percentage of international revenue based on end-user location would be higher.

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Brocade Q3 FY 2013 Earnings    8/13/2013

Revenue and Non-GAAP Gross Margin*

Revenue Split by Product/Services
Millions ($)
$555
$578
$589
$539
$537
$88
$87
$86
$87
$89
$467
$491
$503
$452
$448
Global Services
Product
Q3 12
Q4 12
Q1 13
Q2 13
Q3 13

Non-GAAP Gross Margin* by Product/Services
Total
Product
Global Services
65.5%
66.6%
67.8%
66.9%
66.7%
63.7%
64.8%
66.0%
65.1%
65.6%
54.5%
54.9%
55.5%
56.0%
59.6%
Q3 12
Q4 12
Q1 13
Q2 13
Q3 13

*Non-GAAP, please see GAAP reconciliation in appendix

Q3 non-GAAP company gross margin of 65.6% exceeded our guidance range for the quarter due in part to higher revenues, a more favorable product mix to SAN, and lower spending.

Q3 non-GAAP product gross margin was 66.7%, near the high-end our two-year target model range of 65% to 67% and higher than the 65.5% reported in Q3 12, due to higher IP Networking margins and a favorable overall revenue mix. Product gross margins were essentially flat quarter-over-quarter. Q3 non-GAAP SAN product gross margin was in the mid-70's, slightly higher compared with Q2 2013 and slightly lower compared with Q3 12 on lower revenues. Q3 non-GAAP IP Networking product gross margin was over 50%, down slightly quarter-over-quarter and up more than 400 basis points compared with Q3 12 due to a favorable product mix and lower COGS overhead spending.

Non-GAAP Global Services gross margin was a record 59.6% in Q3, up 360 basis points quarter-over-quarter and up 510 basis points year-over-year based on lower spending and higher revenue.

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Brocade Q3 FY 2013 Earnings    8/13/2013

Operating Performance vs. Target Model (FY13–14)

Non-GAAP Gross Margin*

63.7%
64.8%
66.0%
65.1%
65.6%
FY13–14 Target model: 63.0–64.0%
Q3 12
Q4 12
Q1 13
Q2 13
Q3 13

Non-GAAP Operating Expenses* as a Percentage of Revenues

44.2%
42.3%
42.6%
46.1%
43.9%
FY13–14 Target model: 42.0–43.5%
Q3 12
Q4 12
Q1 13
Q2 13
Q3 13

Non-GAAP Operating Margin*

19.5%
22.5%
23.5%
19.0%
21.6%
FY13–14 Target model: 19.5–22.0%
Q3 12
Q4 12
Q1 13
Q2 13
Q3 13

*Non-GAAP, please see GAAP reconciliation in appendix

Q3 non-GAAP gross margin was 65.6%, above our two-year target model range of 63% to 64%, driven by a favorable product mix and lower spending.

On a non-GAAP basis, total operating expenses were $235.8 million, or 43.9% of revenues in Q3, slightly above our two-year target model range of 42.0% to 43.5%. Total operating expenses were lower on an absolute dollar basis compared with Q2 13 as we are beginning to realize some of the savings identified as part of our spending reduction plan. As we measure our performance to our goal of removing $100 million annualized spending, we have now realized annualized spending reductions of more than $60 million using Q1 13 as a baseline. We are pleased with our performance to date and will provide more detail about our plans at the September Analyst Day. Ending headcount was 4,565 in Q3, down 83 compared with the prior quarter.

Non-GAAP operating margin was 21.6% in Q3, an increase of 210 basis points compared with Q3 2012 and 260 basis points higher compared with Q2 13. The Q3 non-GAAP operating margin was near the high-end of the two-year target model range of 19.5% to 22.0%, as a result of improved margins and spending actions.

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Brocade Q3 FY 2013 Earnings    8/13/2013

Balance Sheet and Cash Flow Highlights

As of July 27, 2013

	Q3 12	Q4 12	Q1 13	Q2 13	Q3 13	Q3 13 Qtr./Qtr.	Q3 13 Yr./Yr.
Operating cash flow	$113M	$210M	$59M	$120M	$102M	-15%	-10%
Capital expenditures	$18M	$17M	$18M	$13M	$10M	-21%	-41%
Free cash flow	$95M	$194M	$41M	$107M	$92M	-14%	-4%
Debt payments (excl. Q1 13 bond refinance)	$40M	$30M	$0M	$0M	$0M	0%	-100%
Cash, equivalents, and short-term investments(1)	$581M	$713M	$684M	$764M	$790M	+3%	+36%
Senior debt and capitalized leases(1)	$635M	$605M	$605M	$605M	$604M	0%	-5%
Adjusted EBITDA*	$131M	$153M	$162M	$120M	$213M	+78%	+63%
Stock repurchase	$45M	$60M	$48M	$39M	$101M	+159%	+124%
Days sales outstanding	37.9	36.7	33.5	40.4	37.1	-8%	-2%
Inventory turnover (annualized)	11.6	12.8	13.4	15.5	15.7	+1%	+35%
Cash conversion cycle (days)	20.5	17.0	17.5	19.4	16.1	-17%	-21%

1) Q1 2013 excludes restricted cash of $312M and 2018 notes of $300M that had been called in Q1 and were redeemed on February 21, 2013

*Adjusted EBITDA is as defined in the term debt credit agreement

Operating cash flow was $102 million in Q3, down 10% Yr./Yr. and down 15% sequentially in a typically softer quarter for cash flow due to payments of employee earned incentives and interest on our debt. We saw improved shipment linearity in the quarter, which resulted in DSOs of 37 days, better than our long-term DSO model of 40 to 45 days, and slightly better than 38 days in Q3 12. Total capital expenditures in the quarter were $10 million, below our historical capital spending range due to the timing of some projects that moved outside of the quarter as well as increased focus on capital outlays.

Our cash, equivalents, and short-term investments were $790 million, up $26 million from Q2 2013 and up $209 million from Q3 12. This is our highest cash position in nearly 5 years.

As I mentioned earlier, we repurchased 17.9 million shares of common stock during Q3 and had $361 million remaining in the Board authorized share repurchase program exiting the quarter. Subsequent to the end of Q3 2013, the company has repurchased an additional $7.8 million shares for $52.6 million.

Finally, we recognized a one-time gain of $76.8 million during the quarter, which has been excluded from our non-GAAP results, related to the settlement with A10 Networks of a long-standing lawsuit. We received an initial $5.0 million payment from A10 Networks in Q3 and a $70.0 million note that is due to Brocade prior to the end of January 2014. The remaining $1.8 million gain is related to the value of certain licensing rights granted to Brocade as part of the settlement.

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Brocade Q3 FY 2013 Earnings    8/13/2013

Q4 2013 Planning Assumptions and Outlook

PLANNING ASSUMPTIONS

IT market conditions
- Uncertainty around macro economic conditions (Europe, U.S. federal spending)

Brocade business
- Expect SAN to be +1% to +4% Qtr./Qtr.
- Expect IP Networking to be +5% to +12% Qtr./Qtr.

Other P&L items
- Expect structural tax rate of 26% to 28%

OEM inventories
- Expect a range of one to two weeks of supply

EPS
- Outlook includes Q4 share repurchases as of August 13

OUTLOOK	Q4 2013
Revenue range	$545M–$565M
Non-GAAP gross margin*	65.0%–65.5%
Non-GAAP operating expenses*	42.8%–43.5%
Non-GAAP operating margin*	21.5%–22.7%
Other income/other expense	~($9.5M)
Non-GAAP tax rate*	26%–28%
Fully diluted shares outstanding	457M–461M
Non-GAAP EPS*	$0.17–$0.19
Operating cash flow	$120M–$140M
Capital expenditures	~$15M
Free cash flow	$105M–$125M

*Non-GAAP, please see GAAP reconciliation in appendix

Looking forward to Q4 13, we considered a number of factors, including the following, in setting our outlook:

•	The current macro environment and economy continue to show uncertainty in the near-term, specifically in the storage market, the U.S. federal government, and in Europe.

•	For Q4, we expect SAN revenue to be up 1% to 4% quarter-over-quarter as the current demand for storage is improving but remains softer than last year.

•
We expect our Q4 IP Networking revenue to be up 5% to 12% quarter-over-quarter driven by improved U.S. federal order flow as well as continued growth of IP Networking revenue from new products, including Ethernet fabrics.

•
We expect non-GAAP operating expenses to be flat to slightly higher quarter-over-quarter, reflecting higher seasonal spending in our Q4, partially offset by some additional savings from our spending initiatives.

•
At the end of Q3, OEM inventory was just over 1.5 weeks of supply based on SAN business revenue, lower than OEM inventory levels exiting Q2 13 and Q3 12. While we expect OEM inventory levels to be between one to two weeks exiting Q4, inventory levels may fluctuate due to both seasonality and large end-user order patterns at the OEMs.

•	From a tax rate perspective, we assume a structural non-GAAP tax rate of 26% to 28% for Q4. Discrete events can impact our tax rate from time to time.

•	Our guidance reflects the share repurchases already completed in Q4.

•	Cash from operations will be up sequentially due to the timing of interest payments on our notes and employee bonuses that are paid in Q3 and Q1.

•
Based on the company's performance in Q3 and the outlook for Q4, we expect full-year FY13 gross margin to be more than 65%, above the two-year target model range of 63% to 64%, and FY13 operating margin to be at the high end of the two-year target model range of 19.5% to 22.0%.

© 2013 Brocade Communications Systems, Inc.     Page 19 of 24

Brocade Q3 FY 2013 Earnings    8/13/2013

Prepared Comments and Live Conference Call

August 13, 2013, 2:30pm

Lloyd Carney
CEO

Dan Fairfax
CFO

Ken Cheng
CTO & VP of Corporate Development

Jason Nolet
VP of Data Center Networking

Jeff Lindholm
SVP of Worldwide Sales

Prepared comments provided by Rob Eggers, Investor Relations

That concludes Brocade’s prepared comments. At 2:30 p.m. Pacific Time on August 13, Brocade will host a webcast conference call at www.brcd.com.

Thank you for your interest in Brocade.

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Brocade Q3 FY 2013 Earnings    8/13/2013

© 2013 Brocade Communications Systems, Inc.     Page 21 of 24

Brocade Q3 FY 2013 Earnings    8/13/2013

Quarterly Net Income (Loss) GAAP/Non-GAAP Reconciliation

(In $1,000s)	Q3 12	Q4 12	Q1 13	Q2 13	Q3 13
Net income (loss) on a GAAP basis	**$43,300**	**$54,001**	**($21,255)**	**$46,949**	**$118,696**
Gross margin adjustments:					
Stock-based compensation	3,074	3,388	3,946	3,541	3,858
Amortization of acquired intangibles	10,713	10,713	10,780	9,651	9,650
Legal provision (recovery) associated with certain pre-acquisition litigation	(414)	–	–	3,460	–
Total gross margin adjustments	**13,373**	**14,101**	**14,726**	**16,652**	**13,508**
Operating expense adjustments:					
Stock-based compensation	9,995	15,035	15,204	15,631	14,911
Amortization of acquired intangibles	14,737	14,737	14,856	13,151	13,124
Legal fees (recovery) associated with indemnification obligations and other related costs, net	–	(89)	–	–	–
Total operating expense adjustments	**24,732**	**29,683**	**30,060**	**28,782**	**28,035**
Total operating income adjustments	**38,105**	**43,784**	**44,786**	**45,434**	**41,543**
Call premium cost and original issue discount and debt issuance costs related to lenders that did not participate in refinancing	–	–	15,299	–	–
Tax provision Impact from passage of California Proposition 39 - Single Sales Factor apportionment	–	–	78,206	–	–
Gain on A10 litigation settlement, net	–	–	–	–	(76,816)
Income tax effect of non-tax adjustments	(14,012)	(19,443)	(18,287)	(14,814)	3,716
Non-GAAP net income	**67,393**	**78,342**	**98,749**	**77,569**	**87,139**

Additional Financial Information:

	Q3 12	Q2 13	Q3 13
GAAP gross margin	61.3%	62.0%	63.0%
Non-GAAP gross margin	63.7%	65.1%	65.6%

GAAP product gross margin	62.8%	63.6%	64.2%
Non-GAAP product gross margin	65.5%	66.9%	66.7%

GAAP services gross margin	53.2%	54.0%	57.2%
Non-GAAP services gross margin	54.5%	56.0%	59.6%

GAAP operating margin	12.6%	10.6%	13.9%
Non-GAAP operating margin	19.5%	19.0%	21.6%

© 2013 Brocade Communications Systems, Inc.     Page 22 of 24

Brocade Q3 FY 2013 Earnings    8/13/2013

Q3 Cash and Other Key Metrics

Adjusted EBITDA* Performance
(In Millions)

Quarter
Trailing 12 Months
$532
$546
$568
$565
$648
$131
$153
$162
$120
$213
Q3 12
Q4 12
Q1 13
Q2 13
Q3 13

Non-GAAP Return on Equity and Invested Capital**

14.6%
14.8%
15.2%
15.3%
15.5%
14.3%
14.2%
14.4%
14.5%
15.2%
ROE
ROIC
Q3 12
Q4 12
Q1 13
Q2 13
Q3 13

Non-Operational Uses of Cash
(In Millions)

Debt Reduction
Share Repurchase
M&A
$45
$40
$60
$30
$45
$48
$39
$101
Q3 12
Q4 12
Q1 13
Q2 13
Q3 13

Cash Balance***
(In Millions)

$581
$713
$684
$764
$790
Ending Cash Balance
Q3 12
Q4 12
Q1 13
Q2 13
Q3 13

*Adjusted EBITDA is as defined in the term debt credit agreement

***Cash, equivalents, and short-term investments (excl. restricted cash)

**Non-GAAP, please see GAAP reconciliation in appendix; ROE and ROIC calculations based on trailing 12 months

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Brocade Q3 FY 2013 Earnings    8/13/2013

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